(a)  Exhibit 11 - COMPUTATION OF BASIC EARNINGS PER COMMON SHARE AND
                  DILUTED EARNINGS PER COMMON SHARE

                                                       Three Months Ended            Three Months Ended
                                                         March 31, 2000                March 31, 1999
                                                         --------------                --------------
                                                         (Dollars in thousands, except per share data)
BASIC EARNINGS PER COMMON SHARE

Net income available to common shareholders                      $2,173                         $2,113
                                                                 ======                         ======

Weighted average common shares outstanding                    5,902,737                      5,922,375
                                                              =========                      =========

Basic earnings per common share                                    $.37                           $.35
                                                                   ====                           ====


DILUTED EARNINGS PER COMMON SHARE

Net income available to common shareholders                      $2,173                         $2,113
                                                                 ======                         ======

Weighted average common shares outstanding                    5,902,737                      5,922,375

Add:  Dilutive effects of assumed exercises of
       stock options and warrants                               217,576                        389,110

Weighted average common and dilutive potential
       Common shares outstanding                              6,120,313                      6,311,485
                                                              =========                      =========

Diluted earnings per common share                                  $.36                           $.34
                                                                   ====                           ====



Note:  The  share  and  per  share   information   disclosed   above  have  been
       retroactively adjusted to reflect the 10% stock dividend paid on June 30, 1999.